SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK

(Address of principal executive offices)

10151

(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2006, PRIMEDIA Inc. entered into an employment agreement with Steven R. Parr, President of PRIMEDIA's Enthusiast Media division, a copy of which is furnished as Exhibit 99 to this report on Form 8-K. The agreement provides, in part, that Mr. Parr shall be paid an annual base salary of $600,000 through May 31, 2008.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit 99: Employment Agreement between PRIMEDIA Inc. and Steven R. Parr

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	September 15, 2006	/s/ Christopher A. Fraser
Christopher A. Fraser
Senior Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99	Employment Agreement between PRIMEDIA Inc. and Steven R. Parr